UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

(Date of earliest event reported):  July 15, 2011

Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
(Exact Name of Registrant as Specified in Charter)

North Carolina North Carolina (State or Other Jurisdiction of Incorporation)	1-11986 333-03526-01 (Commission File Number)	56-1815473 56-1822494 (IRS Employer Identification No.)

3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)
3200 Northline Avenue, Suite 360 Greensboro, NC 27408 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (336) 292-3010

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On July 15, 2011, Tanger Factory Outlet Centers, Inc., (the "Company"), announced closing on its admission as a member into three existing entities that results in it acquiring substantially all of the economic interests from Cordish AC-1 Associates, LLC, Cordish AC-2 Associates, LLC and OCF Holdings LLC in Phase I & II of Atlantic City Outlets The Walk (Atlantic City, New Jersey) and Ocean City Factory Outlets (Ocean City, Maryland). The Company is also under contract to purchase substantially all of the economic interests in Phase III of Atlantic City Outlets The Walk, which it currently expects to close by the end of 2011 (collectively with Phase I & II of Atlantic City Outlets The Walk and Ocean City Factory Outlets, the "Properties").

We currently estimate that the combined acquisition price of the Properties will be approximately $199.3 million, which consists of approximately $125.8 million in cash and the assumption of approximately $73.5 million of indebtedness, the cash portion of which is subject to adjustment with respect to Phase III of Atlantic City Outlets The Walk depending on the leased status of that property.

The cash purchase price for Phase I and II of Atlantic City Outlets The Walk and Ocean City Outlets was funded by amounts available under our unsecured lines of credit. There can be no assurance that we will ultimately close on Phase III of Atlantic City Outlets The Walk.

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. These statements may include, but are not limited to, the Company's estimate of the combined purchase price and the timing of the closing on Phase III of Atlantic City Outlets The Walk, as well as other statements regarding management's beliefs, expectations, plans, estimates, intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and local real estate conditions, the company's ability to meet its obligations on existing indebtedness or refinance existing indebtedness on favorable terms, the availability and cost of capital, the company's ability to lease its properties, the company's inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Item 7.01 Regulation FD Disclosure

On July 15, 2011, the Company issued a press release regarding the acquisition described in Item 2.01 above. A copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The information required by this item related to the acquisition described in Item 2.01 above was included in a Form 8-K filed by the Company on June 29, 2011.

(b) Pro forma financial information

The information required by this item related to the acquisition described in Item 2.01 above was included in a Form 8-K filed by the Company on June 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 21, 2011

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Executive Vice President, Chief Financial Officer and Secretary

TANGER PROPERTIES LIMITED PARTNERSHIP

By:  TANGER GP TRUST, sole general partner

By:  /s/ Frank C. Marchisello Jr.
Frank C. Marchisello, Jr.
Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.
99.1	Press release, dated July 15, 2011 announcing the closing of the acquisition of Atlantic City Outlets The Walk and Ocean City Factory Outlets.